UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

Streamline Health Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 794-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 26, 2010, Streamline Health Solutions, Inc. (the “Corporation”) held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders voted on the election of directors and a Say-on-Pay shareholder proposal.

In the election of directors, as described in the Corporation’s proxy statement relating to the Annual Meeting, six nominees stood for re-election to the Corporation’s six member Board. The results of the voting in the election of directors is as follows:

	Number of Votes
Director Nominee	For	Withheld
Richard C. Levy, M.D.	3,402,659	1,514,336
Jay D. Miller	3,403,334	1,513,661
J. Brian Patsy	3,260,525	1,656,470
Jonathan R. Phillips	3,403,734	1,513,261
Andrew L. Turner	3,261,885	1,655,110
Edward J. VonderBrink	3,403,591	1,513,404

Therefore, Messrs. Levy, Miller, Patsy, Phillips, Turner, and VonderBrink were reelected to the Board.

As to the Say-on-Pay shareholder proposal, the Corporation’s stockholders defeated such a proposal by a vote of 2,684,655 shares AGAINST, 2,165,734 shares FOR, and 66,606 shares ABSTAINED. Therefore, the Say-on-Pay Proposal failed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: May 28, 2010

By: /s/ Donald E. Vick, Jr.
Donald E. Vick, Jr.
Interim Chief Financial Officer

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